UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 30, 2008

CHINA VALVES TECHNOLOGY, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-28481	86-0891931
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 93 West Xinsong Road, Kaifeng City, Henan Province, P.R.C.
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-378-2925211
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Zhu Jun Feng resigned as a member of the Company's Board of Directors and the Company’s Chief Operation Officer effective as of January 30, 2008.  At the time of resignation, Zhu Jun Feng was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On January 30, 2008, Fang Bin Jie was appointed as the Company's new Chief Operation Officer.  He is currently also a director of the Company and his bio is incorporated herein by reference to the Form 8-k filed on December 21, 2007.  As of the date of this filing, Fang Bin Jie has not been appointed to any committee of the board of directors.

On January 30, 2008, Mr. Yu Zeng Biao was appointed as an independent director and he will serve until the next annual meeting of the shareholders or until his successor has been duly elected.  As of the date of this filing, Fang Bin Jie has not been appointed to any committee of the board of directors.

Yu Zeng Biao, 47 years of age, Director

Mr. Zeng is 47 years old. He has been working as a professor and a ph.D. tutor for Tsinghua University since 1999. In the past 5 years, Mr. Zeng has completed approximately 20 research projects, published more than 30 thesis and 8 books. His research has been focused on organizational behavior, accounting acts and management accounting. Mr. Zeng’s work has generated wide recognition in the finance and accounting fields. At present, Mr. Zeng is devoting his time to projects related to “research on global oil company budget management system” of China Oil Group, the State’s nature science’s significant project, “research on management theory and methods on functionalization, grouplization and scientific of water and electricity enterprises”, “cost control, budget management, internal control and performance valuation integration system design” of Zheng Zhou Zhengdie Valve Company Limited.

Mr. Zeng is currently a member of P.R.C. Accounting Study Committee and P.R.C. Cost Research Committee, the special editor of publication from P.R.C. accounting Study Committee, which is “Accounting Study” and independent director of “China Heavy Auto” and “Shanghai Yongle Company Limited.” In addition, he is an editor of “Educational Case Journal” published by IMA of U.S.A.

Mr. Zeng has a ph.D. in modern management accounting from a business school established jointly by University of Illinois and Xiamen University.  He was awarded “certificates of high attainment” from the University of Illinois in 1991 as an “outstanding accountant” from Ministry of Finance in 1995.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Zeng is a party in connection with this appointment as a director and an officer of this Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: January 31, 2008	By:	/s/ Fang SiPing
Fang Si Ping President